Artisan Funds, Inc.
1940 Act File No. 811-8932
Report on Form N-SAR for the period ended March 31, 2006
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Sub-Item 77Q1:    Exhibits

Exhibit
Number        Description

(a)(1) Amendment of Amended and Restated Articles of Incorporation dated as of January 12, 2006

                  Previously filed. Incorporated by reference to exhibit (a)(11) filed with post-effective amendment no. 27 to the registration statement of Artisan Funds, Inc., Securities Act file number 33-88316, filed on January 31, 2006.

(e) Investment Advisory Agreement between Artisan Funds, Inc. and Artisan Partners Limited Partnership relating to Artisan Opportunistic Value Fund dated February 9, 2006

                  Previously filed. Incorporated by reference to exhibit (d)(9) filed with post-effective amendment no. 28 to the registration statement of Artisan Funds, Inc., Securities Act file number 33-88316, filed on March 21, 2006.